May 2022 Pricing Supplement Dated May 13, 2022 Registration Statement No. 333-253432 Filed pursuant to Rule 424(b)(2) (To Prospectus dated March 4, 2022)

STRUCTURED INVESTMENTS

Opportunities in Commodities and Commodity Futures Contracts

Commodity-Linked Securities due May 16, 2024

$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

The Commodity-Linked Securities (the “securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the performance of an equally weighted basket (the “basket”) consisting of 8 selected commodities and commodity futures contracts specified below (each, a “basket commodity” and together, the “basket commodities”). At maturity, if the basket return is positive, investors will receive the stated principal amount of their investment plus a supplemental redemption amount, as specified below. At maturity, if the basket return is zero or negative, investors will receive the stated principal amount of their investment but will not receive any return on their investment. Accordingly, the securities are for investors who are concerned about principal risk, but seek a commodity-based return and are willing to forgo current income in exchange for the repayment of principal at maturity plus a supplemental redemption amount, if any.

Repayment of principal at maturity only applies if the securities are held to maturity. Investing in the securities involves significant risks. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Aggregate principal amount:	$14,892,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Denominations:	$1,000 per security and integral multiples thereof
Interest:	None
Pricing date:	May 13, 2022
Original issue date:	May 18, 2022 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Valuation date:	May 13, 2024, subject to postponement in the event of a market disruption event as described herein.
Maturity date:	May 16, 2024, subject to postponement in the event of a market disruption event as described herein.
Basket:	Basket Commodity(1)	Bloomberg Ticker	Basket Weighting	Initial Commodity Price(2)
	Copper	LOCADY	12.50%	$9,064.00
	Zinc	LOZSDY	12.50%	$3,500.00
	Relevant nearby Corn Futures Contract (“corn”)*	C 1	12.50%	¢794.50
	Relevant nearby Light Sweet Crude Oil (WTI) Futures Contract (“WTI crude oil”)*	CL1	12.50%	$110.49
	Relevant nearby NY Harbor ULSD Futures Contract (“heating oil”)*	HO1	12.50%	¢392.12
	Relevant nearby Natural Gas Futures Contract (“natural gas”)*	NG1	12.50%	$7.663
	Relevant nearby Soybeans Futures Contract (“soybeans”)*	S 1	12.50%	¢1,723.25
	Relevant nearby RBOB gasoline Futures Contract (“gasoline”)*	XB1	12.50%	¢395.78
*	If the valuation date for such basket commodity falls on or after the trading day prior to the first notice date for delivery of such basket commodity under such futures contract or on or after the trading day prior to the last trading day of such futures contract, then the second nearby month futures contract will be used.
(1)	See “Information About the Basket and the Basket Commodities” herein for additional information.
(2)	To be determined on the pricing date.
Payment at maturity:	▪	If the basket return is positive: $1,000 + Supplemental Redemption Amount	▪	If the basket return is zero or negative: The Stated Principal Amount of $1,000
Accordingly, in no event will you lose your stated principal amount.
Supplemental redemption amount:	$1,000 × participation rate × basket return; provided that the supplemental redemption amount will not be less than zero.
Participation rate:	100%
Basket return:

With respect to the basket, the quotient, expressed as a percentage, of (i) the final basket level minus the initial basket level, divided by (ii) the initial basket level. Expressed as a formula:

Final Basket Level - Initial Basket Level

Initial Basket Level

Initial basket level:	100, which is equal to the sum of the products of (i) the initial commodity price of each basket commodity and (ii) the multiplier for such basket commodity.
Final basket level:	The sum of the products of (i) the final commodity price for each basket commodity and (ii) the multiplier for such basket commodity.
Initial commodity price:	For each basket commodity, its commodity price on the pricing date, as determined by the calculation agent.
Final commodity price:	For each basket commodity, its commodity price on the valuation date, as determined by the calculation agent.
Commodity price:	See “Commodity Price” herein.
Multiplier:	For each basket commodity, a positive amount equal to the quotient of (i) the product of the initial basket level times the basket weighting for such basket commodity divided by (ii) the initial commodity price for such basket commodity. Each multiplier was determined on the pricing date.
CUSIP / ISIN:	90279FBV2 / US90279FBV22
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100.00%	1.75%(a) + 0.50%(b) 2.25%	97.75%
Total:	$14,892,000.00	$335,070.00	$14,556,930.00

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $22.50 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $17.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is $965.00. The estimated initial value of the securities was determined as of the close of the relevant markets on the date of this document by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 21 of this document.

Notice to investors: the securities are significantly riskier than conventional debt instruments. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the securities. You should carefully consider the risks described under “Risk Factors” beginning on page 17 before purchasing any securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your securities. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Prospectus dated March 4, 2022

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus for various securities we may offer, including the securities) with the Securities and Exchange Commission, (the “SEC”), for the offering to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Prospectus dated March 4, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000119312522066322/d319986d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Commodity-Linked Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” March 4, 2022.

You should rely only on the information incorporated by reference or provided in this document or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document or the accompanying prospectus is accurate as of any date other than the date on the front of this document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document and the accompanying prospectus, the terms in this document will govern.

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Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Investment Overview

The securities based on the value of an equally weighted basket consisting of commodities and commodity futures contracts due May 16, 2024 can be used:

▪	to gain exposure to and participate in any appreciation of the basket over the term of the securities;
▪	to obtain repayment of principal at maturity if the securities are held to maturity; and
▪	to have no exposure to any decline in the basket if the securities are held to maturity.

Maturity:	Approximately 24 months
Interest:	None
Maximum payment at maturity:	None
Participation rate:	100%
Basket weighting:	12.50% for each basket commodity
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.

Key Investment Rationale

At maturity, investors will receive the stated principal amount of their investment plus a supplemental redemption amount, if any, based on the performance of an equally weighted basket of commodities and commodity futures contracts. The securities are for investors who are concerned about principal risk, but seek a commodity-based return and are willing to forgo current income in exchange for the repayment of principal at maturity plus a supplemental redemption amount, if any. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose some or all of your initial investment.

Repayment of Principal	The securities offer investors an opportunity to gain 1-to-1 upside exposure to the performance of the basket while providing for the repayment of principal in full at maturity.

Upside Scenario	The basket return is positive and, at maturity, the securities redeem for the stated principal amount of $1,000 plus 100% of the increase in the value of the basket.

Par Scenario	If the basket return is zero or negative, at maturity, the securities redeem for the stated principal amount of $1,000 per security.

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Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks of an investment in the securities.
■	You can tolerate the possibility of not receiving a positive basket return on your investment.
■	You believe that the final basket level will be greater than the initial basket level and, if the final basket level is less than the initial basket level, you can tolerate receiving a payment at maturity limited to the stated principal amount.
■	You believe that the level of the basket will appreciate over the term of the securities.
■	You can tolerate fluctuations in the price of the securities prior to maturity and the possibility of losing some or all of your principal amount if you sell the securities prior to maturity.
■	You do not seek current income from your investment.
■	You are willing and able to hold the securities to maturity, a term of approximately 24 months, and accept that there may be little or no secondary market for the securities.
■	You understand and are willing to accept the risks associated with an investment in the commodities and commodity futures contracts generally and the basket commodities specifically.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the risks of an investment in the securities.
■	You require a positive basket return on your investment.
■	You believe that the final basket level will be less than the initial basket level and you cannot tolerate receiving a payment at maturity limited to the stated principal amount.
■	You believe that the level of the basket will decline over the term of the securities.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity and the possibility of losing some or all of your principal amount if you sell the securities prior to maturity.
■	You seek current income from your investment.
■	You are unable or unwilling to hold the securities to maturity, a term of approximately 24 months, or seek an investment for which there will be an active secondary market.
■	You do not understand or are not willing to accept the risks associated with an investment in the commodities and commodity futures contracts generally and the basket commodities specifically.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

May 2022	Page 5

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Fact Sheet

The securities offered are unsubordinated, unsecured debt obligations issued by UBS, will pay no interest and are subject to the terms described in the accompanying prospectus, as amended, supplemented or modified by this document. At maturity, an investor will receive for each security that the investor holds an amount in cash, if anything, which may be greater than or equal to the stated principal amount based upon the basket return. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations, you may not receive any amount owed to you under the securities and, in extreme situations, you could lose all of your initial investment.

Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
May 13, 2022	May 18, 2022 (3 business days after the pricing date)	May 13, 2024 (approximately 24 months after the pricing date)	May 16, 2024 (3 business days after the valuation date)

Key Terms
Issuer:	UBS AG London Branch
Aggregate principal amount:	$14,892,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Denominations:	$1,000 per security and integral multiples thereof
Interest:	None

Basket:	Basket Commodity(1)	Bloomberg Ticker	Basket Weighting	Initial Commodity Price(2)
	Copper	LOCADY	12.50%	$9,064.00
	Zinc	LOZSDY	12.50%	$3,500.00
	Relevant nearby Corn Futures Contract (“corn”)*	C 1	12.50%	¢794.50
	Relevant nearby Light Sweet Crude Oil (WTI) Futures Contract (“WTI crude oil”)*	CL1	12.50%	$110.49
	Relevant nearby NY Harbor ULSD Futures Contract (“heating oil”)*	HO1	12.50%	¢392.12
	Relevant nearby Natural Gas Futures Contract (“natural gas”)*	NG1	12.50%	$7.663
	Relevant nearby Soybeans Futures Contract (“soybeans”)*	S 1	12.50%	¢1,723.25
	Relevant nearby RBOB gasoline Futures Contract (“gasoline”)*	XB1	12.50%	¢395.78

*   If the valuation date for such basket commodity falls on or after the trading day prior to the first notice date for delivery of such basket commodity under such futures contract or on or after the trading day prior to the last trading day of such futures contract, then the second nearby month futures contract will be used.

(1) See “Information About the Basket and the Basket Commodities” herein for additional information.

(2) To be determined on the pricing date.

Payment at maturity:	▪ If the basket return is positive: $1,000 + Supplemental Redemption Amount	▪ If the basket return is zero or negative: The Stated Principal Amount of $1,000
Accordingly, in no event will you lose your stated principal amount.
Supplemental redemption amount:	$1,000 × participation rate × basket return; provided that the supplemental redemption amount will not be less than zero.
Participation rate:	100%
Basket return:

With respect to the basket, the quotient, expressed as a percentage, of (i) the final basket level minus the initial basket level, divided by (ii) the initial basket level. Expressed as a formula:

Final Basket Level - Initial Basket Level

Initial Basket Level

Initial basket level:	100, which is equal to the sum of the products of (i) the initial commodity price of each basket commodity and (ii) the multiplier for such basket commodity.
Final basket level:	The sum of the products of (i) the final commodity price for each basket commodity and (ii) the multiplier for such basket

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Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts
commodity.
Initial commodity price:	For each basket commodity, its commodity price on the pricing date, as determined by the calculation agent.
Final commodity price:	For each basket commodity, its commodity price on the valuation date, as determined by the calculation agent.
Multiplier:	For each basket commodity, a positive amount equal to the quotient of (i) the product of the initial basket level times the basket weighting for such basket commodity divided by (ii) the initial commodity price for such basket commodity. Each multiplier was determined on the pricing date.
Commodity price:

With respect to:

Copper: the official cash offer price, stated in U.S. dollars, as published by the LME (Bloomberg Ticker: LOCADY <Comdty>) following the end of the second Ring session.

Zinc: the official cash offer price, stated in U.S. dollars, as published by the LME (Bloomberg Ticker: LOZSDY <Comdty>) following the end of the second Ring session.

Relevant nearby Corn Futures Contract*: the official settlement price per bushel, stated in U.S. cents, of the first nearby month futures contract as traded on the CBOT (Bloomberg Ticker: C 1 <Comdty>);

Relevant nearby Light Sweet Crude Oil (WTI) Futures Contract*: the official settlement price per barrel, stated in U.S. dollars, of the first nearby month futures contract as traded on the NYMEX (Bloomberg Ticker: CL1 <Comdty>);

Relevant nearby NY Harbor ULSD Futures Contract*: the official settlement price per gallon, stated in U.S. cents, of the first nearby month futures contract as traded on the NYMEX (Bloomberg Ticker: HO1 <Comdty>);

Relevant nearby Natural Gas Futures Contract*: the official settlement price per MMBtu, stated in U.S. dollars, of the first nearby month futures contract as traded on the NYMEX (Bloomberg Ticker: NG1 <Comdty>);

Relevant nearby Soybeans Futures Contract*: the official settlement price per bushel, stated in U.S. cents, of the first nearby month futures contract as traded on the CBOT (Bloomberg Ticker: S 1 <Comdty>); and

Relevant nearby RBOB Gasoline Futures Contract*: the official settlement price per gallon, stated in U.S. cents, of the first nearby month futures contract as traded on the NYMEX (Bloomberg Ticker: XB1 <Comdty>).

* If the valuation date for such basket commodity falls on or after the trading day prior to the first notice date for delivery of such basket commodity under such futures contract or on or after the trading day prior to the last trading day of such futures contract, then the second nearby month futures contract will be used.

May 2022	Page 7

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts
General Information
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
CUSIP / ISIN:	90279FBV2 / US90279FBV22
Tax considerations:	The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.
Additionally, the discussion herein does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.
U.S. Tax Treatment. Your securities should be treated as contingent payment debt instruments (“CPDI”) subject to taxation under the “noncontingent bond method”. If your securities are so treated, you should generally, for each accrual period, accrue original issue discount (“OID”) equal to the product of (i) the “comparable yield” (adjusted for the length of the accrual period) and (ii) the “adjusted issue price” of the securities at the beginning of the accrual period. This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income by a U.S. holder for each day in the accrual period on which the U.S. holder holds the CPDI, whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method will result in recognition of income prior to the receipt of cash.
In general, the comparable yield of a CPDI is equal to the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the CPDI, including the level of subordination, term, timing of payments, and general market conditions. In general, because similar fixed rate debt instruments issued by us are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread.
As the securities have only a single contingent payment at maturity, the adjusted issue price of each security at the beginning of each accrual period is equal to the issue price of the security plus the amount of OID previously includible in the gross income of the U.S. holder in respect of prior accrual periods.
In addition to the determination of a comparable yield, the noncontingent bond method requires the construction of a projected payment schedule. The projected payment schedule includes the projected amounts for each contingent payment to be made under the CPDI that are adjusted to produce the comparable yield. We have determined that the comparable yield for the securities is equal to 2.67% per annum, compounded semi-annually, with a projected payment at maturity of $1,054.36 based on an investment of $1,000.
Based on this comparable yield, if you are an initial holder that holds a security until maturity and you calculate your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary interest income from the security, not taking into account any positive or negative adjustments you may be required to take into account based on actual payments on such security:

	Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 security)	Total Interest Deemed to Have Accrued From Original Issue Date (per $1,000 security) as of End of Accrual Period
	May 18, 2022 through December 31, 2022	$16.58	$16.58

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Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts
January 1, 2023 through December 31, 2023	$27.33	$43.91
January 1, 2024 through May 16, 2024	$10.45	$54.36

A U.S. holder of the securities is required to use our projected payment schedule to determine its interest accruals and adjustments, unless such holder determines that our projected payment schedule is unreasonable, in which case such holder must disclose its own projected payment schedule in connection with its U.S. federal income tax return and the reason(s) why it is not using our projected payment schedule. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual contingent amount, if any, that we will pay on a security.

If the actual amounts of contingent payments are different from the amounts reflected in the projected payment schedule, a U.S. holder is required to make adjustments in its OID accruals under the noncontingent bond method described above when those amounts are paid. Accordingly, an adjustment arising from the contingent payment made at maturity that is greater than the assumed amount of such payment is referred to as a “positive adjustment”; such adjustment arising from the contingent payment at maturity that is less than the assumed amount of such payment is referred to as a “negative adjustment”. Any positive adjustment for a taxable year is treated as additional OID income of the U.S. holder. Any net negative adjustment reduces any OID on the security for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of OID accrued in prior years.
In general, a U.S. holder’s basis in a CPDI is increased by the projected contingent payments accrued by such holder under the projected payment schedule (as determined without regard to adjustments made to reflect differences between actual and projected payments) and the projected amount of any contingent payments previously made. Gain on the taxable disposition of a CPDI generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary loss only to the extent of the U.S. holder’s prior net OID inclusions (i.e., reduced by the total net negative adjustments previously allowed to the U.S. holder as an ordinary loss) and capital loss to the extent in excess thereof. However, the deductibility of a capital loss realized on the taxable disposition of a security is subject to limitations. Under the rules governing CPDI, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.
A U.S. holder that purchases a security for an amount other than the public offering price of the security will be required to adjust its OID inclusions to account for the difference. These adjustments will affect the U.S. holder’s basis in the security. Reports to U.S. holders may not include these adjustments. U.S. holders that purchase securities at other than the issue price to public should consult their tax advisors regarding these adjustments.
Prospective investors should consult their tax advisors with respect to the application of the CPDI provisions to the securities.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above.
Alternative Characterizations. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above. In particular, the IRS might assert that the securities should be treated as deemed to be redeemed and reissued on any rollover of, or change to, the basket commodities, or that OID accruals should be calculated using a different maturity date including due to certain early redemptions.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments

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Commodity-Linked Securities due May 16, 2024
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should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.
Non-U.S. Holders. Subject to FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your securities and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Gain from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. -source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their securities through a foreign entity) under the FATCA rules.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this

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legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.
Market Disruption Events

With respect to each basket commodity, the calculation agent will determine the commodity price on the valuation date. If the calculation agent determines that a market disruption event has occurred or is continuing with respect to a basket commodity, the affected date may be postponed by up to ten trading days. If such a postponement occurs, the calculation agent will determine the commodity price by reference to the commodity price on the first trading day following such date on which no market disruption event occurs or is continuing. If however, the affected date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the commodity price on such day. In such an event, the calculation agent will estimate the commodity price for a basket commodity that would have prevailed in the absence of the market disruption event.

The calculation agent may also postpone the determination of the initial commodity price of a basket commodity in accordance with the above if it determines that a market disruption event has occurred or is continuing with respect to such basket commodity on the pricing date. If the determination of the initial commodity price of a basket commodity is postponed, the calculation agent may also postpone the settlement date, valuation date and maturity date, to ensure that the stated term of the securities remains the same.

If the calculation agent postpones the valuation date (and therefore the determination of the final commodity price of a basket commodity and the final basket level), the calculation agent may also adjust the maturity date to maintain the same number of business days as existed prior to such postponement.

Notwithstanding the occurrence of one or more market disruption events with respect to a basket commodity, the calculation agent may waive its right to postpone the pricing date or the valuation date if it determines that the applicable market disruption event has not or is not likely to materially impair its ability to determine the commodity price of that basket commodity.

A market disruption event for a particular basket commodity will not necessarily be a market disruption event for another basket commodity. If, on the originally scheduled valuation date, no market disruption event with respect to a particular basket commodity occurs or is continuing, then the determination of the final commodity price relating to such basket commodity will be made on the originally scheduled valuation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket commodities.

Any of the following will be a “market disruption event”, as determined by the calculation agent with respect to any basket commodity:

	▪	the failure of Bloomberg to announce or publish the commodity price for such basket commodity or the temporary discontinuance or unavailability of Bloomberg as a price source for such purpose;
	▪	the commodity price is not published for such basket commodity by its relevant exchange;
	▪	a suspension, absence of or material limitation of trading in such basket commodity on its relevant exchange, or in options or, if applicable, futures contracts relating to such basket commodity in the primary market for those contracts (as determined by the calculation agent, the “related exchange”);
	▪	such basket commodity or options contracts or, if applicable, futures contracts relating to such basket commodity do not trade on what was, on the pricing date, the relevant exchange for such basket commodity or the relevant exchange or related exchange, as applicable, for those contracts;
	▪	the relevant exchange for such basket commodity or the related exchange or quotation system, if any, for options contracts or, if applicable, futures contracts relating to such basket commodity or contract fails to open for trading during its regular trading session;

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	▪	any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to effect transactions in, or obtain market values for such basket commodity on its relevant exchange or effect transactions in, or obtain market values for options contracts or, if applicable, futures contracts related to such basket commodity on its related exchange (including, but not limited to, limitations, suspensions or disruptions of trading of one or more options contracts or, if applicable, futures contracts on such basket commodity by reason of movements exceeding “limit up” or “limit down” levels permitted by the relevant exchange or related exchange, as applicable); or
	▪	any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to establish, maintain or unwind all or a material portion of a hedge with respect to the securities.
The following events will not be market disruption events with respect to any basket commodity:
	▪	a limitation on the hours or numbers of days of trading in such basket commodity in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant exchange; or
	▪	a decision to permanently discontinue trading in such basket commodity.
For this purpose, an “absence of trading” on the relevant exchange for any basket commodity, if available, will not include any time when that market is itself closed for trading under ordinary circumstances.
In contrast, a suspension or limitation of trading in any basket commodity, options contracts or, if applicable, futures contracts related to such basket commodity, if available, by reason of any of:
	▪	a price change exceeding limits set by the relevant exchange or related exchange, as applicable,
	▪	an imbalance of orders, or
	▪	a disparity in bid and ask quotes,
will constitute a suspension or material limitation of trading.
“Relevant exchange” means, with respect to each basket commodity, the exchange specified for that basket commodity herein under “Information About the Basket and the Basket Commodities” or, in each case, any successor thereto, and, if relevant, with respect to any successor basket commodity (as defined under “Permanent Disruption Events; Alternative Method of Calculation” herein), the primary exchange or market of trading related to such successor basket commodity, as determined by the calculation agent.
Permanent disruption events; alternative method of calculation	Any of the following may be a “permanent disruption event” (and, together with a market disruption event a “disruption event”), as determined by the calculation agent:
	▪	the permanent discontinuation or disappearance of trading in any basket commodity or the physical delivery of the commodity underlying any basket commodity;
	▪	the permanent discontinuation or disappearance of option contracts or, if applicable, futures contracts relating to any basket commodity;
	▪	the permanent discontinuance or unavailability of Bloomberg as a price source for such purpose; or
	▪	the disappearance or permanent discontinuance or unavailability of the commodity price, notwithstanding the availability of Bloomberg or the status of trading in any basket commodity or the option contracts or, if applicable, futures contracts relating to any basket commodity.
If a permanent disruption event occurs with respect to a basket commodity, and (i) such basket commodity is traded, or the physical delivery of such basket commodity is effectuated, on another exchange or market, (ii) trading in, or the physical delivery of a basket commodity is continued on another exchange or market or (iii) the price source for such basket commodity is available from another source (in each case, a “successor basket commodity”), then that successor basket commodity will be deemed to be the affected basket commodity. Thereafter, the calculation agent will determine the final commodity price for the affected basket commodity by reference to the commodity price of such successor basket commodity at the close of trading on its relevant exchange on the valuation date and, to the extent necessary, adjust the terms of the securities as necessary to ensure cross-comparability of the permanently disrupted basket commodity.
If the calculation agent determines that (i) a permanent disruption event occurs with respect to a basket commodity prior to, and such discontinuation is continuing on, the valuation date, and no successor basket commodity is available at the time, (ii) trading in, or the physical delivery of, a successor basket commodity is discontinued on the relevant exchange prior to, and that
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discontinuation is continuing on, the valuation date, or (iii) the commodity price for a successor basket commodity is no longer made available by its price source prior to the valuation date, then, in each case, the calculation agent will determine the commodity price on such date for such basket commodity.

Notwithstanding these alternative arrangements, discontinuation of trading on the relevant exchange in a basket commodity may adversely affect the market value of, and return on, the securities.
Any of the following may be considered an “alternative method of calculation” with respect to any basket commodity, as determined by the calculation agent:
▪ the occurrence since the pricing date of a material change in the formula for or the method of calculating the relevant commodity price of such basket commodity;
▪ the occurrence since the pricing date of a material change in the content, composition or constitution of such basket commodity; or
▪ a modification in the reporting of the commodity price for such basket commodity such that it does not, in the opinion of the calculation agent, fairly represent the value of such basket commodity.
If the calculation agent determines there is an alternative method of calculation for a basket commodity, then, on the valuation date, the calculation agent will make such calculations and adjustments as it deems necessary in order to arrive at a commodity price for such basket commodity that fairly represents the value of such basket commodity.
If a permanent disruption event or alternative method of calculation affects a basket commodity and an adjustment is required, the calculation agent will make the required adjustment with respect to the affected basket commodity and no adjustment will be made with respect to the other unaffected basket commodities.
Redemption price upon optional tax redemption	We have the right to redeem your securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your securities, the redemption price of the securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.
Default amount on acceleration	If an event of default occurs and the maturity of your securities is accelerated, we will pay the default amount in respect of the principal of your securities at maturity. We describe the default amount below under “— Default Amount”.
For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the securities are a part, are entitled to take any action under the indenture (which is described in the accompanying prospectus), we will treat the outstanding principal amount of the securities as the outstanding principal amount of the series of securities constituted by that Security. Although the terms of the securities may differ from those of the other Medium-Term Notes, Series B holders of specified percentages in principal amount of all Medium-Term Notes, Series B together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B including the securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants”.
Default amount

The default amount for your securities on any day will be an amount, in U.S. dollars for the principal of your securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your securities. That cost will equal: (i) the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus (ii) the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your securities, which we describe below, the holders of your securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and

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notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default quotation period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless: (i) no quotation of the kind referred to above is obtained; or (ii) every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.
Qualified financial institutions	For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either: (i) A-1 or higher by S&P Global, LLC, or any successor, or any other comparable rating then used by that rating agency; or (ii) P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.
Manner of payment	Any payment on your securities at maturity will be made to accounts designated by you or the holder of your securities and approved by us, or at the office of the trustee in New York City, but only when your securities are surrendered to the trustee at that office. We may also make any payment in accordance with the applicable procedures of the depositary.
Business day	When we refer to a business day with respect to your securities, we mean any day that is a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York City or London.
Trading day	A “trading day”, with respect to a basket commodity, is a day, as determined by the calculation agent, on which trading is generally conducted on the primary exchange(s) or market(s) on which such basket commodity is listed or admitted for trading.
Role of calculation agent	The calculation agent (as defined below) will initially be an affiliate of ours and will make all determinations with respect to the securities, including the payment at maturity, disruption events, business days, trading days, the default amount, each commodity price, each initial commodity price, each final commodity price, the initial basket level, the final basket level, the basket return and all other determinations with respect to the securities, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent. We may change the calculation agent after the settlement date of your securities without notice.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of swaps, futures and/or option transactions on the basket, any basket commodity, or purchases and sales of securities, in each case before, on and/or after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” herein for a discussion of these adverse effects.
Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $22.50 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $22.50 reflecting a fixed sales commission of $17.50 and fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document

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and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.
Prohibition of sales to EEA & UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Validity of the securities:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated February 24, 2021 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the

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securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated March 1, 2022 filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 6-K on March 2, 2022.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus related to this offering, which can be accessed via the hyperlink on page 2 of this document.

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How the Securities Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified on the cover hereof):

Stated Principal Amount:	$1,000 per security
Participation Rate:	100%
Hypothetical Initial Basket Level:	100

EXAMPLE 1: The basket appreciates over the term of the securities, and investors receive the stated principal amount plus the supplemental redemption amount.

Final Basket Level	103
Basket Return	(103 – 100) / 100 = 3.00%
Payment at Maturity	=$1,000 + Supplemental Redemption Amount
=$1,000 + ($1,000 x 100.00% x 3.00%)
=$1,000 + $30 =$1,030 (Payment at Maturity)

In Example 1, the final basket level is greater than the initial basket level and the basket return is 3.00%. Therefore, at maturity, investors receive the stated principal amount plus a supplemental redemption amount of $30, resulting in a payment at maturity of $1,030 per security (a total return of 3.00%).

EXAMPLE 2: The basket neither appreciates nor declines over the term of the securities, and investors receive the stated principal amount.

Final Basket Level	100
Basket Return	(100 – 100) / 100 = 0.00%
Payment at Maturity	=$1,000 (Payment at Maturity)

In Example 2, the final basket level is equal to its initial basket level and the basket return is 0.00%. Because the final basket level is equal to its initial basket level, at maturity, investors receive the stated principal amount of $1,000 (a total return of 0.00%).

EXAMPLE 3: The basket declines over the term of the securities, and investors receive the stated principal amount.

Final Basket Level	80
Basket Return	(80 – 100) / 100 = -20.00%
Payment at Maturity	= $1,000 (Payment at Maturity)

In Example 3, the final basket level is less than the initial basket level and the basket return is -20.00%. Because the final basket level is less than its initial basket level, at maturity, investors receive the stated principal amount of $1,000 (a total return of 0.00%).

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How it Works

▪	Upside Scenario. If the basket return is positive, investors will receive the stated principal amount of $1,000 per security plus 100% of the appreciation of the basket over the term of the securities.
▪	If the basket return is 3.00%, investors will receive a 3.00% return, or $1,030 per security.
▪	If the basket return is 30.00%, investors will receive a 30.00% return, or $1,300 per security.
▪	Par Scenario. If the basket return is zero or negative, investors will receive the stated principal amount of $1,000 per security.

Payment at Maturity

At maturity, investors will receive for each $1,000 stated principal amount of securities that they hold an amount in cash based upon the basket return of the basket on the valuation date, as determined as follows:

If the basket return is positive:

$1,000 + Supplemental Redemption Amount

If the basket return is zero or negative:

The Stated Principal Amount of $1,000

In no event will you lose your stated principal amount.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

▪	The securities do not pay interest and may not pay more than the stated principal amount at maturity. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest. As such, if the basket return is zero or negative, you will receive only the stated principal amount of $1,000 for each security you hold at maturity and may be paid less than the amount that would be paid on a conventional interest-bearing senior debt security of UBS of comparable maturity. Additionally, even if the basket return is positive, the overall return on the securities may be less than a hypothetical direct investment in any of the basket commodities.
■	The stated payout applies only at maturity. You should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment regardless of the then-current level of the basket.
■	Correlation (or lack of correlation) among the basket commodities may adversely affect your return on the securities. “Correlation” is a measure of the degree to which the returns of a group of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the basket commodities may not correlate with each other. At a time when the level of a particular basket commodity increases, the level of another basket commodity may not increase as much, or may even decline in value. Therefore, in calculating the final basket level on the valuation date, an increase in the level of one basket commodity may be moderated, or wholly offset, by a lesser increase or by a decline in the level of another basket commodity. Further, high correlation of movements in the values of the basket commodities could adversely affect your return on the securities during periods of negative performance of the basket commodities. Changes in the correlation of the basket commodities could also adversely affect the market value of, and your return on, the securities.
■	Owning the securities is not the same as owning the basket commodities. The return on the securities may not reflect the return you would realize if you actually owned the basket commodities. You will not have any entitlement to any basket commodity or commodity underlying any basket commodity by virtue of your investment in the securities.

Risks Relating to Characteristics of the Basket Commodities

▪	Market risk. The commodity prices for the basket commodities can rise or fall sharply as a result of the supply of, and the demand for, each basket commodity and for the exchange traded futures contracts for the purchase or delivery of the basket commodities. Changes in the commodity price result over time from the interaction of many factors directly or indirectly affecting economic and political conditions such as the expected volatility of the commodity price of the basket commodities, and of the prices of exchange-traded futures contracts for the purchase or delivery of the basket commodities and a variety of economic, financial, political, regulatory, or judicial events. These factors may result in the commodity price for a basket commodity declining substantially and becoming negative. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the basket commodities and the basket. You, as an investor in the securities, should make your own investigation into the basket, the commodity markets generally and the merits of an investment linked to the basket.
Market prices of commodities tend to be highly volatile and may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. The price of any one commodity may be correlated to a greater or lesser degree with any other commodity and factors affecting the general supply and demand as well as the prices of other commodities may affect the price of any basket commodity. The commodities markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Many commodities are also highly cyclical. These factors, some of which are specific to the nature of each such commodity, may affect the price of any basket commodity in varying ways, and different factors may cause the values of different commodities, including the basket commodities, to move in inconsistent directions at inconsistent rates. This, in turn, may adversely affect the market value of, and return on, the securities. It is not possible to predict the aggregate effect of all or any combination of these factors. The high volatility and cyclical nature of commodity markets may render these investments inappropriate as the focus of an investment portfolio.
▪	The securities are not regulated by the Commodity Futures Trading Commission (the “CFTC”). An investment in the securities does not constitute either an investment in commodities directly, futures contracts, options on futures contracts, or commodity options and therefore you will not benefit from the regulatory protections attendant to CFTC regulated products. This means that the securities are not traded on a regulated exchange and issued by a clearinghouse. In addition, the proceeds UBS

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receives from the sale of the securities will not be used to purchase or sell any commodities, commodity futures contracts, options on futures contracts or options on commodities for your benefit. Therefore, an investment in the securities does not constitute a collective investment vehicle that trades in these instruments. An investment in a collective investment vehicle that invests in these instruments often is subject to regulation as a commodity pool and its operator may be required to be registered with, and regulated by, the CFTC as a commodity pool operator.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the level of the basket will rise or fall and there can be no assurance that the basket return will be positive. The final basket level (and therefore the basket return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket commodities. You should be willing to accept the risks associated with the relevant markets tracked by each basket commodity in particular.
▪	The historical performance of the basket commodities should not be taken as an indication of the future performance of the basket commodities during the term of the securities. The historical performance of the basket commodities should not be taken as an indication of the future performance of the basket commodities. It is impossible to predict whether the commodity price of the basket commodities will rise or fall and, therefore, the payment at maturity.
▪	Legal and regulatory risks. Legal and regulatory changes could adversely affect the commodity price of the basket commodities. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. It is not possible to predict the effect of any future legal or regulatory action relating to the commodity price of the basket commodities, but any such action could cause unexpected volatility and instability in the commodities markets generally with a substantial and adverse effect on the performance of the basket specifically and, consequently, on the market value of, and return on, the securities.
The commodity price for the copper and zinc basket commodities is determined by reference to the last cash bid and offer price quoted during the second Ring session on the LME, which runs from 12:30 to 12:35 p.m. London time and 12:50 to 12:55 p.m. London time, respectively, each trading day. However, from March 23, 2020 through September 3, 2021, the LME suspended “Ring” trading due to COVID-19 and moved to fully electronic pricing. During that temporary suspension, the LME instead calculated the commodity price for the copper and zinc basket commodities (along with all other LME official prices) on the basis of electronic market activity on LMEselect during the second pricing period, which also ran from 12:30 to 12:35 p.m. London time and 12:50 to 12:55 p.m. London time, respectively. LMEselect is an electronic member to member trading platform operated and provided by the LME. In certain circumstances where the LME determined that insufficient data was available or the LME believed available data would have resulted in an inaccurate price, the LME, in its sole discretion, may have determined the commodity price based on then-prevailing market prices. Because the return on the securities is based on the commodity price of the copper and zinc basket commodities, any decisions by the LME with respect to the commodity price for the copper and zinc basket commodities, including, but not limited to, any further suspension of Ring trading, may adversely affect the market value of, and return on, the securities. Additional information regarding the commodity price is available herein under “Information About the Basket and the Basket Commodities” and on the LME’s website.
▪	Changes in law or regulations relating to commodity futures contracts could adversely affect the market value of, and return on, the securities. Futures contracts and options on futures contracts are subject to extensive regulations and the regulation of commodity transactions in the U.S. and U.K. is subject to ongoing modification by government and judicial action. Any future regulatory change is impossible to predict, but may have the effect of making the markets for commodities, commodity futures contracts, options on futures contracts and other related derivatives more volatile and over time potentially less liquid, which could adversely affect the market value of, and return on, the securities.
▪	In the case of the basket commodities other than copper and zinc, the securities offer exposure to futures contracts and not direct exposure to physical commodities. The securities will reflect a return based in part on the performance of the basket commodity futures contracts and do not provide exposure to spot prices based on the basket commodities, except for copper and zinc. The price of a commodity futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of such commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for a commodity. The price movement of a futures contract is typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the securities may underperform a similar investment that is linked to commodity spot prices for the basket commodities other than copper and zinc.
▪	The securities are subject to risks associated with the LME. Copper and zinc are each traded on the LME and their respective commodity price is determined by the LME (or an independent service provider appointed by the LME). The LME is a self-regulatory association (though it is also regulated by the United Kingdom’s Financial Conduct Authority) of metal market participants and is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures market. For example, historically there were no daily price limits on the LME, which

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would otherwise restrict the extent of daily fluctuations in the prices of LME-traded commodities and LME contracts. However, effective March 15, 2022, the LME implemented upper and lower daily price limits, though the LME may change these limits and there can be no assurance that the LME will keep these limits in effect permanently. In a declining market, without a lower price limit, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates and in the spot prices of copper and zinc on and around such dates.
▪	Prices of commodities and commodity futures contracts are highly volatile and may change unpredictably. Commodity prices are highly volatile and, in many sectors, have experienced unprecedented historical volatility. Commodity prices are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability; and natural or nuclear disasters. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the basket and, as a result, the market value of, and return on, the securities.
▪	Owning the securities is not the same as purchasing any basket commodity, basket commodity’s futures contract or certain other related contracts directly. The return on your securities will not reflect the return you would realize if you had actually purchased or took a position in any basket commodity’s futures contract directly, any other exchange-traded or over-the-counter instruments based on any basket commodity or, in the case of copper and zinc, the basket commodity itself. You will not have any rights that holders of such assets or instruments have and will not receive copper, zinc or any other commodity underlying a basket commodity. Even if the commodity price of any basket commodity moves favorably during the term of the securities, the market value of the securities may not increase by the same amount. It is also possible for the commodity price of any basket commodity to move favorably while the market value of the securities declines.
▪	Changes in supply and demand in the market for any basket commodity, basket commodity’s futures or futures contracts may adversely affect the market value of, and return on, the securities. The securities are linked to the performance of copper, zinc and, for each other basket commodity, futures contracts on each basket commodity’s physical commodity. Futures contracts are legally binding agreements for the buying or selling of a certain commodity at a fixed price for physical settlement on a future date. Commodity futures contract prices are subject to similar types of pricing volatility patterns as may affect the specific commodities underlying the futures contracts, as well as additional trading volatility factors that may impact futures markets generally. Moreover, changes in the supply and demand for commodities, and futures contracts for the purchase and delivery of particular commodities, may lead to differentiated pricing patterns in the market for futures contracts over time. For example, a futures contract scheduled to expire in the first nearby month may experience more severe pricing pressure or greater price volatility than the corresponding futures contract scheduled to expire in a later month. Because the commodity price of any of the light sweet crude oil (WTI), gasoline, heating oil, natural gas, corn and soybeans basket commodities will each be determined by reference to the futures contract in respect of the first nearby month (except as provided elsewhere herein), the market value of, and return on, the securities may be less than would otherwise be the case if the commodity price of each such basket commodity had been determined by reference to the corresponding futures contract scheduled to expire in a more favorable month for pricing purposes or, in the case of copper and zinc, had been determined by reference to a corresponding futures contract rather than their spot prices.
▪	Suspension or disruptions of market trading in commodities and related futures may adversely affect the value of, and return on, the securities. The commodity and commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the commodity price of any basket commodity, and therefore, the market value of, and return on, the securities.
▪	The securities are subject to certain risks specific to energy-related commodities. Light sweet crude oil (WTI), gasoline, heating oil and natural gas are energy-related commodities. Consequently, in addition to factors affecting commodities generally

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that are described above and in the accompanying prospectus, the securities may be subject to a number of additional factors specific to energy-related commodities that might cause price volatility. These may include, among others:
♦	changes in the level of industrial and commercial activity with high levels of energy demand;
♦	disruptions in the supply chain or in the production or supply of other energy sources, including related to geopolitical events or disputes;
♦	price changes in alternative sources of energy;
♦	adjustments to inventory;
♦	variations in production and shipping costs;
♦	costs associated with regulatory compliance, including environmental regulations; and
♦	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.
▪	These and other factors interrelate in complex ways, and the effect of one factor on the commodity price of light sweet crude oil (WTI), gasoline, heating oil or natural gas, and the market value of, and return on, the securities may offset or enhance the effect of another factor.
▪	The securities are subject to certain risks specific to agriculture-related commodities. Corn and soybeans are agricultural product commodities. Consequently, in addition to factors affecting commodities generally that are described above and in the accompanying prospectus, the securities may be subject to a number of additional factors specific to agricultural commodities that might cause price volatility. These may include, among others:
♦	weather conditions, including floods, drought and freezing conditions;
♦	changes in government policies;
♦	changes in global demand for food;
♦	disruptions in the supply chain or in the production or supply of other agricultural products, including related to geopolitical events or disputes;
♦	changes in ethanol demand (in the case of corn);
♦	planting decisions; and
♦	changes in demand for agricultural products both with end users and as inputs into various industries.
These and other factors interrelate in complex ways, and the effect of one factor on the commodity price of corn and soybeans, and the market value of, and return on, the securities may offset or enhance the effect of another factor.
▪	The securities are subject to risks associated with copper and zinc. The securities are subject to risks associated with copper and zinc. The prices of copper and zinc have fluctuated widely in recent years. Because the return on the securities is based on the basket which includes copper and zinc, we expect that generally the market value of the securities will depend in part on the market price of copper and zinc and the volatility of copper and zinc and related futures contracts (including the frequency and magnitude of price increases and decreases in copper or zinc or related futures contracts). The price of copper and zinc is primarily affected by the global demand for and supply of copper and zinc which, in turn, is affected by numerous factors, including industrial economic activity, as well as political events; weather; agriculture; disease; labor activity; technological developments; direct government activity (such as embargoes); the availability and price of substitutes for copper and zinc in various applications; and other supply disruptions in major producing or consuming regions of copper and zinc. The price volatility of copper and zinc also affects the value of the futures and forward contracts related to copper and zinc and, therefore, the price of copper and zinc at any such time. In addition, the market for copper and zinc is global, and copper and zinc prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors. The price of copper and zinc has recently been, and may continue to be, extremely volatile. These factors may adversely affect the performance of the basket and, therefore, the market value of, and return on, the securities. The occurrence of any such aberrations on the valuation date could adversely affect the per unit U.S. dollar cash offer prices used to determine the commodity price of copper and zinc, respectively, and, therefore, the market value of, and return on, the securities. If the LME ceases operations, or if trading of metals such as any such basket commodity becomes subject to a value-added tax or other tax or any other form of regulation currently not in place, the role of LME prices as a global benchmark for the value of such basket commodity may be adversely affected. The LME may alter, discontinue or suspend calculation or dissemination of the price of copper or zinc, which could adversely affect the market value of, and return on, the securities.

Estimated Value Considerations

▪	The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs, projected profits and a fee paid to an unaffiliated broker-dealer providing an electronic platform

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for this offering. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the level and volatility of the basket commodities, the correlation among the basket commodities, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date is less than the issue price you pay for the securities.
▪	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Basket commodities — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
▪	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

▪	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
▪	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
▪	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the level and volatility of the basket commodities, the correlation among the basket commodities, the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

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▪	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

▪	Potential UBS impact on price. Trading or hedging transactions by UBS and/or its affiliates in the basket commodities, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the basket, basket commodities may adversely affect the level of the basket, the performance and, therefore, the market value of, and return on, the securities.
▪	Potential conflict of interest. There are potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity, if any, based on the observed commodity price of the basket. The calculation agent can postpone the determination of the initial basket level or final basket level or the initial commodity price or final commodity price of a basket commodity (and therefore the original issue date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date or valuation date, respectively. As UBS determines the economic terms of the securities, including the maximum gain and leverage factor, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the basket.

Risks Relating to General Credit Characteristics

▪	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities, you could lose all of your initial investment.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring

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Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts
proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of the securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of the securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

▪	Because the securities are subject to special rules governing CPDI for U.S. federal income tax purposes, U.S. holders generally will be required to pay taxes on ordinary income from the securities even though they will not receive any payment on the securities prior to maturity. If you are a U.S. holder, because the securities are subject to special rules governing contingent payment debt instruments (“CPDI”), you generally will be required to pay taxes on ordinary income from the securities over their term based on the comparable yield for the securities, even though you will not receive any payment on the securities until the maturity date. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to the maturity date and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the taxable disposition of the securities will be taxed as ordinary interest income. If you purchased the securities in the secondary market, the tax consequences to you may be different. U.S. holders should read the section “Tax Considerations” herein and consult their tax advisors concerning the U.S. federal income tax and any other applicable tax consequences to them of owning the securities in light of their particular circumstances.
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should read carefully the section entitled “Tax Considerations” herein and consult your tax advisor about your tax situation.

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Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Information About the Basket and the Basket Commodities

All disclosures contained in this document regarding the basket are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket or any basket commodity. You should make your own investigation into the basket.

Included on the following pages is a brief description of the basket and each basket commodity. This information has been obtained from publicly available sources. Set forth below for each basket commodity is a table that provides the quarterly closing high and quarterly closing low for such basket commodity. The information given below is for the specified calendar quarters. We obtained the past information set forth below from Bloomberg Professional® Service (“Bloomberg”) without independent verification. You should not take the historical prices of a basket commodity as an indication of future performance.

The Basket

Because the basket is a newly created basket and its level began to be calculated only on the pricing date, there is no actual historical information about the historical basket performance as of the date of this document. Therefore, the hypothetical historical basket performance below are calculated based on publicly available information for each basket commodity as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical historical basket performance has fluctuated in the past and may, in the future, experience significant fluctuations. The actual initial basket level was set to 100 on the pricing date. Any hypothetical historical upward or downward trend in hypothetical historical basket performance during any period shown below is not an indication that the basket is more or less likely to increase or decrease at any time during the term of the securities.

The graph below illustrates the hypothetical performance of the basket from January 1, 2017 through May 13, 2022, based on the daily commodity prices of the basket commodities. Past hypothetical performance of the basket is not indicative of the future performance of the basket.

May 2022	Page 26

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Copper

The commodity price of copper is the London Metal Exchange (“LME”) official cash offer price in U.S. dollars, per metric tonne of grade A copper, as published by the LME for cash sellers plus settlement.

The official cash offer price of copper will be determined by the LME following the end of the second Ring session, which is from 12:30 to 12:35 p.m. London time, as displayed on the Bloomberg under the symbol “LOCADY <Comdty>” (or any official successor thereto), as it may be modified, replaced or adjusted from time to time as described herein under “Permanent Disruption Events; Alternative Method of Calculation”.

The LME official cash offer price is the last offer price quoted during the second Ring session on the LME, which runs from 12:30 to 12:35 p.m. London time, in U.S. dollars, per metric tonne of grade A copper, as published by the LME for cash sellers plus settlement. However, from March 23, 2020 through September 3, 2021, the LME temporarily suspended Ring trading and determined the official cash offer price following the end of the second pricing period, which also ran from 12:30 to 12:35 p.m. London time, on the basis of electronic market activity that occurred on LMEselect during the second pricing period. In certain circumstances where the LME determined that insufficient data was available or the LME believed available data would have resulted in an inaccurate price, the LME, in its sole discretion, may have determined the official cash offer price based on then-prevailing market prices. As part of the reopening of Ring trading on September 6, 2021, the LME adopted certain measures to minimize the spread of COVID-19 and, pursuant to such measures, may in certain circumstances temporarily suspend Ring trading and move to an electronic determination of the commodity price as described above.

Additional information regarding the official cash offer price of copper and the LME’s business continuity procedures is available on the LME’s website.

The London Metal Exchange

The London Metal Exchange, a member of the HKEx Group, is a world center for the trading of industrial metals. It is self-regulated and is also regulated by the Financial Conduct Authority. The LME requires grade A copper to be traded in lots of 25 tonnes (the price is quoted per metric tonne). Sellers of physical copper on the LME must deliver grade A copper shaped in cathodes and having a chemical composition specified by the LME and must deliver an LME-approved brand that is warehoused at an LME-approved storage facility. Copper supply generally comes from the extraction and processing of ore (“primary copper production”) and the recovery of copper from existing stock (“secondary production”). Primary production accounts for the majority of new global copper supply.

We are not incorporating by reference the website or any material it includes in this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket commodity.

Information as of market close on May 13, 2022:

Bloomberg Ticker Symbol:	LOCADY	52 Week High (on March 7, 2022):	$10,730.00
Current Commodity Price:	$9,064.00	52 Week Low (on August 19, 2021):	$8,775.50
52 Weeks Ago (on May 13, 2021):	$10,253.50

May 2022	Page 27

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Copper Historical Information

The following table sets forth the published high and low commodity prices, as well as the end-of-quarter commodity prices, of the basket commodity for each quarter in the period from January 1, 2018 through May 13, 2022. The commodity price of the basket commodity on May 13, 2022 was $9,064.00. The graph below sets forth the daily commodity prices of the basket commodity for the period from January 1, 2012 through May 13, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical commodity prices of the basket commodity should not be taken as an indication of future performance, and no assurance can be given as to the commodity price of the basket commodity on the valuation date.

Copper	High	Low	Period End
2018
First Quarter	$7,202.50	$6,500.00	$6,685.00
Second Quarter	$7,262.50	$6,625.00	$6,646.00
Third Quarter	$6,595.00	$5,823.00	$6,180.00
Fourth Quarter	$6,325.00	$5,931.50	$5,965.00
2019
First Quarter	$6,572.00	$5,811.00	$6,485.00
Second Quarter	$6,509.00	$5,756.00	$5,972.00
Third Quarter	$6,066.00	$5,537.00	$5,728.00
Fourth Quarter	$6,211.00	$5,599.00	$6,156.00
2020
First Quarter	$6,300.50	$4,617.50	$4,797.00
Second Quarter	$6,038.00	$4,772.00	$6,038.00
Third Quarter	$6,837.00	$6,016.50	$6,610.00
Fourth Quarter	$7,964.00	$6,409.50	$7,741.50
2021
First Quarter	$9,614.50	$7,755.50	$8,850.50
Second Quarter	$10,724.50	$8,768.00	$9,385.00
Third Quarter	$9,781.00	$8,775.50	$9,041.00
Fourth Quarter	$10,652.00	$9,091.50	$9,692.00
2022
First Quarter	$10,730.00	$9,565.00	$10,337.00
Second Quarter (through May 13, 2022)	$10,426.00	$9,018.50	$9,064.00

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$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

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Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Zinc

The commodity price of zinc is the London Metal Exchange (“LME”) official cash offer price in U.S. dollars, per metric tonne of special high-grade zinc, as published by the LME for cash sellers plus settlement.

The official cash offer price of zinc will be determined by the LME following the end of the second Ring session, which is from 12:50 to 12:55 p.m. London time, as displayed on the Bloomberg under the symbol “LOZSDY <Comdty>” (or any official successor thereto), as it may be modified, replaced or adjusted from time to time as described herein under “Permanent Disruption Events; Alternative Method of Calculation”.

The LME official cash offer price is the last offer price quoted during the second Ring session on the LME, which runs from 12:50 to 12:55 p.m. London time, in U.S. dollars, per metric tonne of special high-grade zinc, as published by the LME for cash sellers plus settlement. However, from March 23, 2020 through September 3, 2021, the LME temporarily suspended Ring trading and determined the official cash offer price following the end of the second pricing period, which also ran from 12:50 to 12:55 p.m. London time, on the basis of electronic market activity that occurred on LMEselect during the second pricing period. In certain circumstances where the LME determined that insufficient data was available or the LME believed available data would have resulted in an inaccurate price, the LME, in its sole discretion, may have determined the official cash offer price based on then-prevailing market prices. As part of the reopening of Ring trading on September 6, 2021, the LME adopted certain measures to minimize the spread of COVID-19 and, pursuant to such measures, may in certain circumstances temporarily suspend Ring trading and move to an electronic determination of the commodity price as described above.

Additional information regarding the official cash offer price of zinc and the LME’s business continuity procedures is available on the LME’s website.

The London Metal Exchange

The London Metal Exchange, a member of the HKEx Group, is a world center for the trading of industrial metals. It is self-regulated and is also regulated by the Financial Conduct Authority. The LME requires special high-grade zinc to be traded in lots of 25 tonnes (the price is quoted per metric tonne). Sellers of physical zinc on the LME must deliver special high-grade zinc shaped in ingots weighing not more than 30 kilos and having a chemical composition specified by the LME and must deliver an LME-approved brand that is warehoused at an LME-approved storage facility.

We are not incorporating by reference the website or any material it includes in this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket commodity.

Information as of market close on May 13, 2022:

Bloomberg Ticker Symbol:	LOZSDY	52 Week High (on April 19, 2022):	$4,530.00
Current Commodity Price:	$3,500.00	52 Week Low (on June 21, 2021):	$2,832.00
52 Weeks Ago (on May 13, 2021):	$2,891.00

May 2022	Page 30

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Zinc Historical Information

The following table sets forth the published high and low commodity prices, as well as the end-of-quarter commodity prices, of the basket commodity for each quarter in the period from January 1, 2018 through May 13, 2022. The commodity price of the basket commodity on May 13, 2022 was $3,500.00. The graph below sets forth the daily commodity prices of the basket commodity for the period from January 1, 2012 through May 13, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical commodity prices of the basket commodity should not be taken as an indication of future performance, and no assurance can be given as to the commodity price of the basket commodity on the valuation date.

Zinc	High	Low	Period End
2018
First Quarter	$3,618.00	$3,215.00	$3,332.00
Second Quarter	$3,284.50	$2,895.00	$2,948.00
Third Quarter	$2,915.00	$2,287.00	$2,573.00
Fourth Quarter	$2,740.00	$2,506.00	$2,510.50
2019
First Quarter	$3,000.00	$2,462.00	$3,000.00
Second Quarter	$3,018.00	$2,518.00	$2,580.50
Third Quarter	$2,546.00	$2,211.00	$2,377.00
Fourth Quarter	$2,595.00	$2,221.50	$2,293.00
2020
First Quarter	$2,466.50	$1,773.50	$1,867.50
Second Quarter	$2,073.00	$1,843.00	$2,056.50
Third Quarter	$2,554.00	$2,007.50	$2,413.00
Fourth Quarter	$2,841.50	$2,298.00	$2,723.50
2021
First Quarter	$2,894.50	$2,539.00	$2,795.00
Second Quarter	$3,063.50	$2,754.50	$2,945.50
Third Quarter	$3,110.00	$2,912.00	$3,015.00
Fourth Quarter	$3,815.00	$2,999.00	$3,630.00
2022
First Quarter	$4,260.00	$3,535.00	$4,260.00
Second Quarter (through May 13, 2022)	$4,530.00	$3,500.00	$3,500.00

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Corn

According to publicly available information, corn futures contracts represent an agreement to buy or sell 5,000 bushels of deliverable-grade corn within a specified expiration month in the future at a commodity price specified at the time of entering into the contract.

In this document, when we refer to the commodity price of corn, we mean the official U.S. settlement price of corn (expressed in U.S. cents per bushel) for the relevant first nearby corn futures contract, as traded on the Chicago Board of Trade (“CBOT”) and displayed on Bloomberg under the symbol “C 1” <Comdty>. The CBOT determines the official settlement price for corn futures contracts on each trading day as of 1:15 p.m., Central time. The daily settlement price of the nearest-to-expiration corn futures contract is the volume-weighted average price of all trades in that contract that are executed between 1:14:00 and 1:15:00 p.m., Central time. If the pricing date or valuation date, due to a disruption event or otherwise, falls on or after the trading day prior to the first notice date for delivery of CBOT-traded corn under such futures contract or on or after the trading day prior to the last trading day of such futures contract, then the second nearby month futures contract will be used with respect to such date.

The corn futures contract is traded on the CBOT and additional information about the corn futures contract may be available on the CBOT’s website.

We are not incorporating by reference the website or any material it includes in this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket commodity.

Information as of market close on May 13, 2022:

Bloomberg Ticker Symbol:	C 1	52 Week High (on April 29, 2022):	¢818.25
Current Commodity Price:	¢794.50	52 Week Low (on September 7, 2021):	¢495.75
52 Weeks Ago (on May 13, 2021):	¢719.00

May 2022	Page 33

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Corn Historical Information

The following table sets forth the published high and low commodity prices, as well as the end-of-quarter commodity prices, of the basket commodity for each quarter in the period from January 1, 2018 through May 13, 2022. The commodity price of the basket commodity on May 13, 2022 was ¢794.50. The graph below sets forth the daily commodity prices of the basket commodity for the period from January 1, 2012 through May 13, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical commodity prices of the basket commodity should not be taken as an indication of future performance, and no assurance can be given as to the commodity price of the basket commodity on the valuation date.

Corn	High	Low	Period End
2018
First Quarter	¢408.50	¢345.00	¢350.25
Second Quarter	¢372.25	¢330.25	¢356.25
Third Quarter	¢385.50	¢356.00	¢375.00
Fourth Quarter	¢408.50	¢345.00	¢350.25
2019
First Quarter	¢383.00	¢352.50	¢356.50
Second Quarter	¢454.75	¢342.50	¢420.25
Third Quarter	¢449.50	¢340.75	¢388.00
Fourth Quarter	¢397.75	¢357.75	¢387.75
2020
First Quarter	¢393.75	¢335.25	¢340.75
Second Quarter	¢338.50	¢302.75	¢338.50
Third Quarter	¢379.00	¢307.75	¢379.00
Fourth Quarter	¢484.00	¢379.50	¢484.00
2021
First Quarter	¢565.00	¢483.75	¢564.25
Second Quarter	¢772.75	¢553.25	¢720.00
Third Quarter	¢719.75	¢495.75	¢536.75
Fourth Quarter	¢614.75	¢512.25	¢593.25
2022
First Quarter	¢764.50	¢587.50	¢748.75
Second Quarter (through May 13, 2022)	¢818.25	¢735.00	¢794.50

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Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

WTI Crude Oil

According to publicly available information, light sweet crude oil (WTI) is a blend of different streams of light crude oil. Light, sweet crudes are preferred by refiners because of their low sulfur content and relatively high yields of high-value products such as gasoline, diesel fuel, heating oil, and jet fuel. The futures contract is used as a principal international pricing benchmark. The contract trades in units of 1,000 barrels, and the delivery point is Cushing, Oklahoma, which is also accessible to the international spot markets via pipelines. The contract provides for delivery of several grades of domestic and internationally traded foreign crudes.

In this document, when we refer to the commodity price of light sweet crude oil (WTI), we mean the official U.S. dollar settlement price of light sweet crude oil (WTI) (expressed in dollars per barrel) for the relevant first nearby light sweet crude oil (WTI) futures contract, as traded on the New York Mercantile Exchange (“NYMEX”) and displayed on Bloomberg under the symbol “CL1” <Comdty>, provided, however, that if the pricing date or valuation date, due to a disruption event or otherwise, falls on or after the trading day prior to the first notice date for delivery of light sweet crude oil (WTI) under such futures contract or on or after the trading day prior to the last trading day of such futures contract, then the second nearby month futures contract will be used with respect to such date.

The light sweet crude oil (WTI) futures contract is traded on the NYMEX and additional information about the light sweet crude oil (WTI) futures contract may be available on the NYMEX’s website.

We are not incorporating by reference the website or any material it includes in this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket commodity.

Information as of market close on May 13, 2022:

Bloomberg Ticker Symbol:	CL1	52 Week High (on March 8, 2022):	$123.70
Current Commodity Price:	$110.49	52 Week Low (on May 20, 2021):	$62.05
52 Weeks Ago (on May 13, 2021):	$63.82

May 2022	Page 36

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

WTI Crude Oil Historical Information

The following table sets forth the published high and low commodity prices, as well as the end-of-quarter commodity prices, of the basket commodity for each quarter in the period from January 1, 2018 through May 13, 2022. The commodity price of the basket commodity on May 13, 2022 was $110.49. The graph below sets forth the daily commodity prices of the basket commodity for the period from January 1, 2012 through May 13, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical commodity prices of the basket commodity should not be taken as an indication of future performance, and no assurance can be given as to the commodity price of the basket commodity on the valuation date.

WTI Crude Oil	High	Low	Period End
2018
First Quarter	$66.14	$59.19	$64.94
Second Quarter	$74.15	$62.06	$74.15
Third Quarter	$74.14	$65.01	$73.25
Fourth Quarter	$76.41	$42.53	$45.41
2019
First Quarter	$60.14	$46.54	$60.14
Second Quarter	$66.30	$51.14	$58.47
Third Quarter	$62.90	$51.09	$54.07
Fourth Quarter	$61.72	$52.45	$61.06
2020
First Quarter	$63.27	$20.09	$20.48
Second Quarter	$40.46	-$37.63	$39.27
Third Quarter	$43.39	$36.76	$40.22
Fourth Quarter	$49.10	$35.79	$48.52
2021
First Quarter	$66.09	$47.62	$59.16
Second Quarter	$74.05	$58.65	$73.47
Third Quarter	$75.45	$62.32	$75.03
Fourth Quarter	$84.65	$65.57	$75.21
2022
First Quarter	$123.70	$76.08	$100.28
Second Quarter (through May 13, 2022)	$110.49	$94.29	$110.49

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Heating Oil

According to publicly available information, NY Harbor ULSD is a heating oil futures. Heating oil is derived from crude oil and is used to fuel heat furnaces for residential and commercial buildings. The NY Harbor ULSD futures contract is also used to hedge diesel fuel and jet fuel, both of which trade in the cash market at an often stable premium to NYMEX Division New York harbor heating oil futures. The contract trades in units of 42,000 gallons (1,000 barrels), and the delivery point is New York harbor, which is the principal cash market trading center.

In this document, when we refer to the commodity price of NY Harbor ULSD, we mean the official U.S. dollar settlement price of NY Harbor ULSD futures (expressed in U.S. cents per gallon) for the relevant first nearby NY Harbor ULSD futures contract, as traded on the New York Mercantile Exchange (“NYMEX”) and displayed on Bloomberg under the symbol “HO1” <Comdty>, provided, however, that if the pricing date or valuation date, due to a disruption event or otherwise, falls on or after the trading day prior to the first notice date for delivery of heating oil under such futures contract or on or after the trading day prior to the last trading day of such futures contract, then the second nearby month futures contract will be used with respect to such date.

The NY Harbor ULSD futures contract is traded on the NYMEX and additional information about the NY Harbor ULSD futures contract may be available on the NYMEX’s website.

We are not incorporating by reference the website or any material it includes in this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket commodity.

Information as of market close on May 13, 2022:

Bloomberg Ticker Symbol:	HO1	52 Week High (on April 28, 2022):	¢513.54
Current Commodity Price:	¢392.12	52 Week Low (on August 20, 2021):	¢190.82
52 Weeks Ago (on May 13, 2021):	¢200.09

May 2022	Page 39

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Heating Oil Historical Information

The following table sets forth the published high and low commodity prices, as well as the end-of-quarter commodity prices, of the basket commodity for each quarter in the period from January 1, 2018 through May 13, 2022. The commodity price of the basket commodity on May 13, 2022 was ¢392.12. The graph below sets forth the daily commodity prices of the basket commodity for the period from January 1, 2012 through May 13, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical commodity prices of the basket commodity should not be taken as an indication of future performance, and no assurance can be given as to the commodity price of the basket commodity on the valuation date.

Heating Oil	High	Low	Period End
2018
First Quarter	¢213.60	¢183.69	¢202.84
Second Quarter	¢228.96	¢195.78	¢220.93
Third Quarter	¢235.18	¢205.43	¢235.18
Fourth Quarter	¢243.72	¢166.22	¢168.08
2019
First Quarter	¢203.63	¢170.06	¢197.34
Second Quarter	¢212.32	¢177.99	¢194.46
Third Quarter	¢208.38	¢175.32	¢190.56
Fourth Quarter	¢205.21	¢185.74	¢202.83
2020
First Quarter	¢206.14	¢95.42	¢101.21
Second Quarter	¢121.86	¢61.04	¢117.81
Third Quarter	¢128.00	¢107.68	¢114.54
Fourth Quarter	¢151.30	¢108.13	¢147.63
2021
First Quarter	¢196.75	¢146.20	¢177.13
Second Quarter	¢216.23	¢177.24	¢212.87
Third Quarter	¢234.17	¢190.82	¢234.17
Fourth Quarter	¢259.23	¢206.38	¢233.01
2022
First Quarter	¢443.73	¢235.74	¢369.12
Second Quarter (through May 13, 2022)	¢513.54	¢326.77	¢392.12

May 2022	Page 40

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

May 2022	Page 41

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Natural Gas

According to publicly available information, natural gas is a mixture of hydrocarbons, or hydrocarbons and noncombustible gases, in a gaseous state, consisting essentially of methane. The natural gas futures contract is an agreement to buy or sell 10,000 million British thermal units (“MMBtu” as defined under the NYMEX’s rules) within a specified expiration month in the future at a price specified at the time of entering into the contract. The price of the natural gas contract is based on delivery at the Henry Hub, which refers to piping and related facilities owned and/or leased by Sabine Pipe Line LLC near Erath, Louisiana. Natural gas trades in contracts for 10,000 million British thermal units and must meet the specifications set forth in the FERC-approved tariff of Sabine Pipe Line LLC as then in effect at the time of delivery.

In this document, when we refer to the commodity price of natural gas, we mean the official U.S. dollar settlement price of natural gas (expressed in dollars per MMBtu) for the relevant first nearby natural gas futures contract, as traded on the NYMEX and displayed on Bloomberg under the symbol “NG1” <Comdty>. NYMEX determines the official settlement price for natural gas futures contracts on each trading day as of 2:30 p.m., New York City time. If the pricing date or valuation date, due to a disruption event or otherwise, falls on or after the trading day prior to the first notice date for delivery of NYMEX-traded natural gas under such futures contract or on or after the trading day prior to the last trading day of such futures contract, then the second nearby month futures contract will be used with respect to such date.

The natural gas futures contract is traded on NYMEX and additional information about the natural gas futures contract may be available on NYMEX’s website.

We are not incorporating by reference the website or any material it includes in this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket commodity.

Information as of market close on May 13, 2022:

Bloomberg Ticker Symbol:	NG1	52 Week High (on May 5, 2022):	$8.783
Current Commodity Price:	$7.663	52 Week Low (on May 24, 2021):	$2.886
52 Weeks Ago (on May 13, 2021):	$2.973

May 2022	Page 42

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Natural Gas Historical Information

The following table sets forth the published high and low commodity prices, as well as the end-of-quarter commodity prices, of the basket commodity for each quarter in the period from January 1, 2018 through May 13, 2022. The commodity price of the basket commodity on May 13, 2022 was $7.663. The graph below sets forth the daily commodity prices of the basket commodity for the period from January 1, 2012 through May 13, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical commodity prices of the basket commodity should not be taken as an indication of future performance, and no assurance can be given as to the commodity price of the basket commodity on the valuation date.

Natural Gas	High	Low	Period End
2018
First Quarter	$3.631	$2.552	$2.733
Second Quarter	$3.022	$2.656	$2.924
Third Quarter	$3.082	$2.721	$3.008
Fourth Quarter	$4.837	$2.940	$2.940
2019
First Quarter	$3.591	$2.551	$2.662
Second Quarter	$2.708	$2.185	$2.308
Third Quarter	$2.681	$2.070	$2.330
Fourth Quarter	$2.862	$2.158	$2.189
2020
First Quarter	$2.202	$1.602	$1.640
Second Quarter	$2.134	$1.482	$1.751
Third Quarter	$2.657	$1.641	$2.527
Fourth Quarter	$3.354	$2.305	$2.539
2021
First Quarter	$3.219	$2.446	$2.608
Second Quarter	$3.650	$2.456	$3.650
Third Quarter	$5.867	$3.596	$5.867
Fourth Quarter	$6.312	$3.561	$3.730
2022
First Quarter	$6.265	$3.717	$5.642
Second Quarter (through May 13, 2022)	$8.783	$5.712	$7.663

May 2022	Page 43

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

May 2022	Page 44

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Soybeans

According to publicly available information, soybeans futures contracts represent an agreement to buy or sell 5,000 bushels of deliverable-grade soybeans within a specified expiration month in the future at a commodity price specified at the time of entering into the contract.

In this document, when we refer to the commodity price of soybeans, we mean the official U.S. settlement price of soybeans (expressed in U.S. cents per bushel) for the relevant first nearby soybeans futures contract, as traded on the CBOT and displayed on Bloomberg under the symbol “S 1” <Comdty>. The CBOT determines the official settlement price for soybeans futures contracts on each trading day as of 1:15 p.m., Central time. The daily settlement price of the nearest-to-expiration soybeans futures contract is the volume-weighted average price of all trades in that contract that are executed between 1:14:00 and 1:15:00 p.m., Central time. If the pricing date or valuation date, due to a disruption event or otherwise, falls on or after the trading day prior to the first notice date for delivery of CBOT-traded soybeans under such futures contract or on or after the trading day prior to the last trading day of such futures contract, then the second nearby month futures contract will be used with respect to such date.

The soybeans futures contract is traded on the CBOT and additional information about the soybeans futures contract may be available on the CBOT’s website.

We are not incorporating by reference the website or any material it includes in this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket commodity.

Information as of market close on May 13, 2022:

Bloomberg Ticker Symbol:	S 1	52 Week High (on April 21, 2022):	¢1,748.25
Current Commodity Price:	¢1,723.25	52 Week Low (on November 8, 2021):	¢1,178.00
52 Weeks Ago (on May 13, 2021):	¢1,612.25

May 2022	Page 45

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Soybeans Historical Information

The following table sets forth the published high and low commodity prices, as well as the end-of-quarter commodity prices, of the basket commodity for each quarter in the period from January 1, 2018 through May 13, 2022. The commodity price of the basket commodity on May 13, 2022 was ¢1,723.25. The graph below sets forth the daily commodity prices of the basket commodity for the period from January 1, 2012 through May 13, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical commodity prices of the basket commodity should not be taken as an indication of future performance, and no assurance can be given as to the commodity price of the basket commodity on the valuation date.

Soybeans	High	Low	Period End
2018
First Quarter	¢1,066.75	¢940.50	¢1,044.75
Second Quarter	¢1,060.75	¢858.50	¢858.50
Third Quarter	¢903.75	¢814.00	¢845.50
Fourth Quarter	¢920.00	¢833.50	¢882.50
2019
First Quarter	¢925.25	¢877.75	¢884.25
Second Quarter	¢915.50	¢791.00	¢899.75
Third Quarter	¢906.75	¢843.25	¢906.00
Fourth Quarter	¢943.00	¢870.50	¢943.00
2020
First Quarter	¢944.25	¢821.75	¢886.00
Second Quarter	¢884.25	¢826.00	¢884.25
Third Quarter	¢1,043.50	¢870.25	¢1,023.50
Fourth Quarter	¢1,315.25	¢1,020.75	¢1,315.25
2021
First Quarter	¢1,441.25	¢1,311.75	¢1,436.75
Second Quarter	¢1,660.50	¢1,329.75	¢1,450.00
Third Quarter	¢1,467.75	¢1,256.00	¢1,256.00
Fourth Quarter	¢1,362.50	¢1,178.00	¢1,328.75
2022
First Quarter	¢1,718.75	¢1,344.00	¢1,618.25
Second Quarter (through May 13, 2022)	¢1,748.25	¢1,582.75	¢1,723.25

May 2022	Page 46

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

May 2022	Page 47

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Gasoline

According to publicly available information, RBOB gasoline is the first nearby New York harbor reformulated gasoline blendstock for oxygen blending (“RBOB”) futures contract. RBOB is a wholesale non-oxygenated blendstock traded in the New York Harbor barge market that is ready for the addition of 10% ethanol at the truck rack. The RBOB gasoline contracts represent an agreement to buy or sell 42,000 gallons (1,000 barrels) within a specified expiration month in the future at a commodity price specified at the time of entering into the contract. The contract is based on delivery at petroleum products terminals in New York harbor.

In this document, when we refer to the commodity price of gasoline, we mean the official U.S. dollar settlement price of RBOB gasoline (expressed in U.S. cents per gallon) for the relevant first nearby RBOB gasoline futures contract, as traded on the NYMEX and displayed on Bloomberg under the symbol “XB1” <Comdty>. NYMEX determines the official settlement price for RBOB gasoline futures contracts on each trading day as of 2:30 p.m., New York City time. If the pricing date or valuation date, due to a disruption event or otherwise, falls on or after the trading day prior to the first notice date for delivery of NYMEX-traded RBOB gasoline under such futures contract or on or after the trading day prior to the last trading day of such futures contract, then the second nearby month futures contract will be used with respect to such date.

The RBOB gasoline futures contract is traded on NYMEX and additional information about the RBOB gasoline futures contract may be available on NYMEX’s website.

We are not incorporating by reference the website or any material it includes in this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket commodity.

Information as of market close on May 13, 2022:

Bloomberg Ticker Symbol:	XB1	52 Week High (on March 13, 2022):	¢395.78
Current Commodity Price:	¢395.78	52 Week Low (on December 1, 2021):	¢195.11
52 Weeks Ago (on May 13, 2021):	¢209.53

May 2022	Page 48

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

Gasoline Historical Information

The following table sets forth the published high and low commodity prices, as well as the end-of-quarter commodity prices, of the basket commodity for each quarter in the period from January 1, 2018 through May 13, 2022. The commodity price of the basket commodity on May 13, 2022 was ¢395.78. The graph below sets forth the daily commodity prices of the basket commodity for the period from January 1, 2012 through May 13, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical commodity prices of the basket commodity should not be taken as an indication of future performance, and no assurance can be given as to the commodity price of the basket commodity on the valuation date.

Gasoline	High	Low	Period End
2018
First Quarter	¢203.36	¢167.85	¢201.79
Second Quarter	¢227.02	¢195.47	¢217.91
Third Quarter	¢216.23	¢195.10	¢210.12
Fourth Quarter	¢213.78	¢124.88	¢132.37
2019
First Quarter	¢195.57	¢132.56	¢189.56
Second Quarter	¢213.21	¢168.61	¢194.25
Third Quarter	¢200.52	¢147.05	¢160.49
Fourth Quarter	¢175.37	¢154.55	¢169.78
2020
First Quarter	¢175.44	¢41.18	¢57.32
Second Quarter	¢129.94	¢51.03	¢120.01
Third Quarter	¢139.59	¢109.49	¢120.08
Fourth Quarter	¢141.20	¢104.95	¢140.84
2021
First Quarter	¢215.00	¢137.29	¢195.33
Second Quarter	¢228.09	¢195.18	¢224.44
Third Quarter	¢236.59	¢202.36	¢225.36
Fourth Quarter	¢251.68	¢195.11	¢222.85
2022
First Quarter	¢368.26	¢225.65	¢318.96
Second Quarter (through May 13, 2022)	¢395.78	¢300.31	¢395.78

May 2022	Page 49

Commodity-Linked Securities due May 16, 2024
$14,892,000 Based on the Value of an Equally Weighted Basket of Commodities and Commodity Futures Contracts

May 2022	Page 50